Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND

FISCAL YEAR RESULTS

Melville, New York, Tuesday, May 2, 2017…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $27,599,000 for the 2017 fiscal year’s fourth quarter ended February 26, 2017 compared to net sales of $35,756,000 for the 2016 fiscal year’s fourth quarter ended February 28, 2016 and net sales of $26,462,000 for the 2017 fiscal year’s third quarter ended November 27, 2016. Park’s net sales for the fiscal year ended February 26, 2017 were $114,609,000 compared to net sales of $145,855,000 for the fiscal year ended February 28, 2016. Net earnings for the 2017 fiscal year’s fourth quarter were $2,477,000 compared to $4,574,000 for the 2016 fiscal year’s fourth quarter and $1,875,000 for the 2017 fiscal year’s third quarter. Net earnings were $9,283,000 for the fiscal year ended February 26, 2017 compared to $18,029,000 for the fiscal year ended February 28, 2016.

Park reported net earnings before special items of $2,548,000 for the 2017 fiscal year’s fourth quarter compared to net earnings before special items of $4,865,000 for the 2016 fiscal year’s fourth quarter and net earnings before special items of $1,944,000 for the 2017 fiscal year’s third quarter. In the 2017 fiscal year’s fourth quarter, the Company recorded pre-tax restructuring charges of $107,000 related to the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York. In the 2016 fiscal year’s fourth quarter, the Company recorded pre-tax restructuring charges of $162,000 in connection with the aforementioned facility closure and the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in Zhuhai, China and pre-tax deferred financing costs of $292,000 related to the early termination of the PNC Bank credit agreement. As previously reported, the Company entered into a three-year revolving credit facility agreement with HSBC Bank USA in January 2016, which replaced the credit agreement that the Company entered into with PNC Bank in February 2014. In the 2017 fiscal year’s third quarter, the Company recorded pre-tax restructuring charges of $113,000 in connection with the 2009 closure of its New England Laminates Co., Inc. facility.

For the fiscal year ended February 26, 2017, Park reported net earnings before special items of $9,480,000 compared to net earnings before special items of $18,580,000 for the prior fiscal year. The 2017 fiscal year included pre-tax restructuring charges of $313,000 related to the facility closures mentioned above. The prior fiscal year included pre-tax restructuring charges of $535,000 related to the facility closures mentioned above and pre-tax deferred financing costs of $292,000 related to termination of the credit agreement mentioned above.

Park reported basic and diluted earnings per share of $0.12 for the 2017 fiscal year’s fourth quarter compared to $0.23 for the 2016 fiscal year’s fourth quarter and $0.09 for the 2017 fiscal year’s third quarter. Basic and diluted earnings per share before special items were $0.13 for the 2017 fiscal year’s fourth quarter compared to $0.24 for the 2016 fiscal year’s fourth quarter and $0.10 for the 2017 fiscal year’s third quarter.

Park reported basic and diluted earnings per share of $0.46 for the 2017 fiscal year compared to $0.89 for the 2016 fiscal year, and basic and diluted earnings per share before special items of $0.47 for the 2017 fiscal year compared to $0.91 for the 2016 fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 11921700.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, May 8, 2017. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 11921700 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring and deferred financing charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

 Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended
	February 2 6, 2017	February 28, 2016	November 27, 2016	February 26, 2017	February 28, 2016
Sales	$27,599	$35,756	$26,462	$114,609	$145,855

Net Earnings before Special Items[1]	$2,548	$4,865	$1,944	$9,480	$18,580
Special Items, net of Tax:
Restructuring Charges	(71)	(110)	(69)	(197)	(370)
Deferred Financing Costs	-	(181)	-	-	(181)
Net Earnings	$2,477	$4,574	$1,875	$9,283	$18,029

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.13	$0.24	$0.10	$0.47	$0.91
Special Items:
Restructuring Charges	(0.01)	-	(0.01)	(0.01)	(0.01)
Deferred Financing Charges	-	(0.01)	-	-	(0.01)
Basic Earnings (Loss) per Share	$0.12	$0.23	$0.09	$0.46	$0.89

Diluted Earnings before Special Items[1]	$0.13	$0.24	$0.10	$0.47	$0.91
Special Items:
Restructuring Charges	(0.01)	-	(0.01)	(0.01)	(0.01)
Deferred Financing Charges	-	(0.01)	-	-	(0.01)
Diluted Earnings (Loss) per Share	$0.12	$0.23	$0.09	$0.46	$0.89

Weighted Average Shares Outstanding:
Basic	20,235	20,251	20,235	20,235	20,347
Diluted	20,253	20,251	20,235	20,239	20,352

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 26, 2017	February 28, 2016
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$238,590	$237,425
Accounts Receivable, Net	17,238	22,583
Inventories	11,105	10,214
Prepaid Expenses and Other Current Assets	2,197	1,963
Total Current Assets	269,130	272,185

Fixed Assets, Net	18,638	21,512
Restricted Cash	10,000	10,000
Other Assets	10,810	11,080
Total Assets	$308,578	$314,777

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$3,000
Accounts Payable	4,183	6,155
Accrued Liabilities	3,417	4,580
Income Taxes Payable	3,023	2,943
Total Current Liabilities	13,623	16,678

Long-Term Debt	69,000	72,000
Deferred Income Taxes	42,088	43,937
Other Liabilities	1,041	1,295
Total Liabilities	125,752	133,910

Shareholders’ Equity	182,826	180,867

Total Liabilities and Shareholders' Equity	$308,578	$314,777

Additional information
Equity per Share	$9.04	$8.94
Total Cash, Restricted Cash and Marketable Securities	$248,590	$247,425

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			52 Weeks Ended
	February 26, 2017	February 28, 2016	November 27, 2016	February 26, 2017	February 28, 2016

Net Sales	$27,599	$35,756	$26,462	$114,609	$145,855

Cost of Sales	20,213	25,029	19,828	84,568	103,103

Gross Profit	7,386	10,727	6,634	30,041	42,752
% of net sales	26.8%	30.0%	25.1%	26.2%	29.3%

Selling, General & Administrative Expenses	4,688	5,137	4,604	19,739	21,211
% of net sales	17.0%	14.4%	17.4%	17.2%	14.5%

Restructuring Charge	107	162	113	313	535

Earnings from Operations	2,591	5,428	1,917	9,989	21,006

Interest:
Interest Income	527	340	430	1,704	1,149

Interest Expense	422	577	343	1,432	1,657

Net Interest Expense	105	(237)	87	272	(508)

Earnings before Income Taxes	2,696	5,191	2,004	10,261	20,498

Income Tax Provision	219	617	129	978	2,469

Net Earnings	$2,477	$4,574	$1,875	$9,283	$18,029

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 26, 2017			13 Weeks Ended February 28, 2016			13 Weeks Ended November 27, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$4,688	$-	$4,688	$5,137	$-	$5,137	$4,604	$-	$4,604
% of net sales	17.0%		17.0%	14.4%		14.4%	17.4%		17.4%

Restructuring Charge	107	(107)	-	162	(162)	-	113	(113)	-
% of net sales	0.4%		0.0%	0.5%		0.0%	0.4%		0.0%

Earnings from Operations	2,591	107	2,698	5,428	162	5,590	1,917	113	2,030
% of net sales	9.4%		9.8%	15.2%		15.6%	7.2%		7.7%

Net Interest (Expense) Income	105	-	105	(237)	292	55	87	-	87
% of net sales	0.4%		0.4%	-0.7%		0.2%	0.3%		0.3%

Earnings before Income Taxes	2,696	107	2,803	5,191	454	5,645	2,004	113	2,117
% of net sales	9.8%		10.2%	14.5%		15.8%	7.6%		8.0%

Income Tax Provision	219	36	255	617	163	780	129	44	173
Effective Tax Rate	8.1%		9.1%	11.9%		13.8%	6.4%		8.2%

Net Earnings	2,477	71	2,548	4,574	291	4,865	1,875	69	1,944
% of net sales	9.0%		9.2%	12.8%		13.6%	7.1%		7.3%

	52 Weeks Ended February 26, 2017			52 Weeks Ended February 28, 2016
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$19,739	$-	$19,739	$21,211	$-	$21,211
%	17.2%		17.2%	14.5%		14.5%

Restructuring Charge	313	(313)	-	535	(535)	-
%	0.3%		0.0%	0.4%		0.0%

Earnings from Operations	9,989	313	10,302	21,006	535	21,541
%	8.7%		9.0%	14.4%		14.8%

Net Interest Expense	272	-	272	(508)	292	(216)
%	0.2%		0.2%	-0.3%		-0.1%

Earnings before Income Taxes	10,261	313	10,574	20,498	827	21,325
%	9.0%		9.2%	14.1%		14.6%

Income Tax Provision	978	116	1,094	2,469	276	2,745
Effective Tax Rate	9.5%		10.3%	12.0%		12.9%

Net Earnings	9,283	197	9,480	18,029	551	18,580
%	8.1%		8.3%	12.4%		12.7%